Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-3 No. 333-252359) of Tricida, Inc.,
2.Registration Statement (Form S-8 No. 333-251996) pertaining to the Tricida, Inc. 2018 Equity Incentive Plan and the Tricida, Inc. Employee Stock Purchase Plan,
3.Registration Statement (Form S-8 No. 333-251991) pertaining to the Tricida, Inc. 2020 Inducement Plan,
4.Registration Statement (Form S-8 No. 333-236820) pertaining to the Tricida, Inc. 2018 Equity Incentive Plan and the Tricida, Inc. Employee Stock Purchase Plan,
5.Registration Statement (Form S-8 No. 333-233187) pertaining to the Tricida, Inc. 2018 Equity Incentive Plan and the Tricida, Inc. Employee Stock Purchase Plan, and
6.Registration Statement (Form S-8 No. 333-226058) pertaining to the Tricida, Inc. 2013 Equity Incentive Plan, the Tricida, Inc. 2018 Equity Incentive Plan and the Tricida, Inc. Employee Stock Purchase Plan;

of our reports dated February 26, 2021, with respect to the financial statements of Tricida, Inc., and the effectiveness of internal control over financial reporting of Tricida, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Redwood City, California
February 26, 2021